UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 6, 2007
CALLIDUS SOFTWARE INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware	000-50463	77-0438629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1500
San Jose, CA		95113
(Address of Principal Executive Offices)		(Zip Code)
(408) 808-6400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.27

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 6, 2007, Callidus Software Inc. (the “Company”) entered into a Separation Agreement (“Separation Agreement”) with Richard Furino, the Company’s Senior Vice President, Worldwide Client Services. The Separation Agreement provides that Mr. Furino will continue to perform services for the Company in his role as Senior Vice President, Worldwide Client Services through December 31, 2007. Thereafter, Mr. Furino will provide support to the Company through January 31, 2008. Under the Separation Agreement, on January 31, 2008, the Company will pay Mr. Furino seven months of base pay, an additional payment to cover seven months of COBRA health coverage, and he will be allowed to retain his PDA and laptop computer in exchange for a general release of claims against the Company. Mr. Furino is also eligible to receive a cash performance bonus under the Company’s 2007 Executive Cash Bonus Plan.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     10.27 Separation Agreement and Release of Claims between Richard Furino and the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.
Date: December 7, 2007	By:	/s/ V. Holly Albert
		Name:	V. Holly Albert
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
     10.27 Separation Agreement and Release of Claims between Richard Furino and the Company.